MODIFICATION AND/OR EXTENSION AGREEMENT


Date:          July 24, 1997

Borrower:      PERCON INCORPORATED

Lender:        KEYBANK NATIONAL ASSOCIATION

Note:          Dated September 1, 1995, original principal amount of
               $1,000,000.00.

Loan #:  96129-9501

     FOR VALUE RECEIVED, Borrower and Lender hereby agree to modify the above-referenced Loan and Promissory Note and/or Loan Agreement as follows:

1.   MODIFICATION AND/OR EXTENSION PROVISIONS.

     a.   The maturity date of the loan is hereby extended to August 1, 1999.

     b. Interest rate and payment provisions are not being modified, and Borrower shall continue to make regular installment payments as provided in the Note. Provisions for adjustment of the interest rate and/or payment amounts (if any) shall continue to apply.

2. CONDITIONS. The modifications and/or extension described above are subject to and conditioned upon Borrower's full satisfaction of all of the following conditions on or before July 25, 1997, time being of the essence.

     a. There shall be no uncured event of default under the Loan, nor any event or condition which with notice or the passage of time would be an event of default thereunder.

     b. Borrower shall deliver to Lender a fully executed original of this Loan Modification and/or Extension Agreement.

     c. All expenses incurred by Lender in connection with this Agreement (including without limitation, attorney fees, recording charges, charges for title policy update(s), escrow charges, costs of obtaining updated or additional appraisal(s) or collateral valuations, if required by Lender) shall be paid by borrower.

     d. Borrower shall pay Lender in cash an extension fee of $2,500.00, due and payable at time of executing this Modification/Extension, and $2,500.00 due and payable on or before August 1, 1998.

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3.   GENERAL PROVISIONS. Except as modified above, all other provisions of the
     Note and any other documents securing or relating to the Loan (the "Loan Documents") remain in full force and effect. All security given for the Loan and all guarantees of the Loan (as applicable) shall continue in full force. Borrower warrants and represents to Lender that it has full right, power and authority to enter into this agreement and to perform all of its obligations hereunder, and that all information and materials submitted to Lender in connection with this modification are accurate and complete. Borrower warrants that no default exists under the Loan Documents. Borrower reaffirms its obligation to pay the Loan in full and reaffirms the validity and enforceability of the Loan Documents, without set-off, counterclaim or defense. Borrower acknowledges that:

          UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

                                        KEYBANK NATIONAL ASSOCIATION


                                        D.J. CRAMER, VP
                                        ---------------------------------------
                                        Authorized Officer


                                        BORROWER:  PERCON INCORPORATED


                                        By:  G. SCOTT PURCELL
                                           ------------------------------------
                                             Chief Financial Officer

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